Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To:

The Opinion Party

RE	Dutch law legal opinion – Wallbox PIPE, earn-out and warrant 2024 F-3 Exhibit
REFERENCE	55021364
DATE	12 September 2024

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Opinion Party. We render this opinion regarding the Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

2022 Board Resolution means the resolutions contained in the Earn-Out Board Minutes.

Articles means the articles of association listed in paragraph 1.2 (Constitutional documents) of Schedule 1 (Reviewed documents).

Deed of Incorporation means the deed of incorporation listed in paragraph 1.2 (Constitutional documents) of Schedule 1 (Reviewed documents).

Deed of Issuance means each of the PIPE Deed of Issuance, the Earn-Out Deed of Issuance and the Warrant Share Deed of Issuance.

Earn-Out Shares means the 380,208 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, issued in accordance with the Earn-Out Deed of Issuance.

Excerpts means the documents listed in paragraph 1.1 (Excerpts) of Schedule 1 (Reviewed documents).

Opinion Party means Wallbox N.V., registered with the Trade Register under number 83012559.

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PIPE Shares means 36,334,277 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, issued in accordance with the PIPE Deed of Issuance.

Power of Attorney means the document listed in paragraph 1.4 (Power of attorney) of Schedule 1 (Reviewed documents).

Registration Statement means the document listed in paragraph 2.4 (Registration Statement) of Schedule 1 (Reviewed documents).

Relevant Date means the date of the PIPE Deed of Issuance, the date of the Earn-Out Deed of Issuance, the date of the Power of Attorney, the date of each of the Subscription Agreements, the date of each of the Warant Agreements, the date of the Debt Assignment Letter, the date of the Registration Statement and the date of this opinion letter.

Resolutions means the 2022 Board Resolution, the 2024 Board Resolution and the Shareholders’ Resolution.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the the U.S. Securities Act of 1933, as amended.

Shareholders’ Register means the document listed in paragraph 1.5 (Shareholders’ register) of Schedule 1 (Reviewed documents).

Subscription Agreement means any document listed in paragraph 2.2 (Subscription agreements) of Schedule 1 (Reviewed documents).

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

Warrant Agreement means any document listed in paragraph 2.3 (Warrant Agreements) of Schedule 1 (Reviewed documents).

Warrant Share Deed of Issuance means the draft deed of issuance of the Warrant Shares, attached as Annex 1 to this opinion letter.

Warrant Shares means the 13,102,971 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, to be issued in accordance with the Warrant Share Deed of Issuance.

Warrants means the rights to subscribe for (rechten tot het nemen van) the Warrant Shares under the terms and conditions of the Warrant Agreements.

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3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the documents listed in Schedule 1 (Reviewed documents).

3.2

We have further relied on the statements made in the PIPE Secretary Certificate and Earn-Out Secretary Certificate and we have assumed without independent investigation that such statements are correct as of the date of this opinion letter.

3.3	We have not reviewed and express no opinion on any document incorporated by reference or referred to in the documents listed in Schedule 1 (Reviewed documents).

3.4	We have undertaken the following checks (the Checks) at the date of this opinion letter:

(a)	an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Current Excerpt;

(b)

an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Opinion Party is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register; and

(c)

an inquiry at EUR-Lex relating to the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, confirming that the Opinion Party is not listed on such annexes.

4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws, equal treatment of shareholders and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and on any representations, warranties or other information included in any document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

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4.4

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Opinion Party has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	Issued share capital

5.2.1	The PIPE Shares and the Earn-Out Shares have been validly issued, and are fully paid, validly outstanding and non-assessable.

5.2.2

The Warrants have been validly granted and upon exercise of the Warrants in accordance with the Warrant Agreements, when issued pursuant to the executed Warrant Share Deed of Issuance and upon payment in full of the Warrant Shares, the Warrant Shares will have been validly issued, fully paid, validly outstanding and non-assessable.

6	ADDRESSEES

6.1

This opinion letter is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.

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6.2

We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to Loyens & Loeff N.V. in the Registration Statement under the heading ‘Legal Matters’. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.	/s/ Loyens & Loeff N.V.

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Schedule 1

REVIEWED DOCUMENTS

1	ORGANISATIONAL DOCUMENTS

1.1	Excerpts

1.1.1	An excerpt of the registration of the Opinion Party in the Trade Register dated 29 September 2021 (the 2021 Excerpt).

1.1.2	An excerpt of the registration of the Opinion Party in the Trade Register dated 18 July 2022 (the 2022 Excerpt).

1.1.3	An excerpt of the registration of the Opinion Party in the Trade Register dated 9 February 2024 (the 2024 Excerpt).

1.1.4	An excerpt of the registration of the Opinion Party in the Trade Register dated 11 September 2024 (the Current Excerpt).

1.2	Constitutional documents

1.2.1	The deed of incorporation of the Opinion Party dated 7 June 2021.

1.2.2	The articles of association of the Opinion Party dated 1 October 2021.

1.3	Resolutions

1.3.1

The secretary certificate (the PIPE Secretary Certificate) dated 5 August 2024 signed by Juan Sagalés Cantenys in his stated capacity as the Company Secretary of the Opinion Party including minutes of a meeting of the board of directors of the Opinion Party held on 24 July 2024 relating to the issuance of the PIPE Shares and the Warrants (the 2024 Board Resolution).

1.3.2

The secretary certificate dated 11 June 2024 signed by Juan Sagalés Cantenys in his stated capacity as the Company Secretary of the Opinion Party relating to the meeting of the board of directors of the Opinion Party held on 22 June 2022 relating to the issuance of the Earn-Out Shares (the Earn-Out Secretary Certificate).

1.3.3	The minutes of a meeting of the board of directors of the Opinion Party held on 22 June 2022 relating to the issuance of the Earn-Out Shares (the Earn-out Board Minutes).

1.3.4

The resolution of the general meeting of the Opinion Party in connection with, inter alia, the delegation to the management board of the Opinion Party of the authority to issue shares in the capital of the Opinion Party for a period of 5 years, dated 1 October 2021 (the Shareholders’ Resolution).

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1.4	Power of attorney

The power of attorney by the Opinion Party to Mr. Luis Boada dated 29 July 2024.

1.5	Shareholders’ register

The shareholders’ register of the Opinion Party.

2	MISCELLANEOUS

2.1	Deeds of Issuance

2.1.1	The executed deed of issuance of PIPE Shares between the Opinion Party and Continental Stock Transfer & Trust Company dated 5 August 2024 (the PIPE Deed of Issuance).

2.1.2	The executed deed of issuance of Ean-Out Shares between the Opinion Party and the Sellers (as defined therein) dated 2 July 2024 (the Earn-Out Deed of Issuance).

2.2	Subscription Agreements

2.2.1	The executed New York law subscription agreement between the Opinion Party and Enric Asunción Escorsa dated 30 July 2024.

2.2.2	The executed New York law subscription agreement between the Opinion Party and Generac Power Systems, Inc. dated 30 July 2024.

2.2.3	The executed New York law subscription agreement between the Opinion Party and Consilium, S.L. dated 30 July 2024.

2.2.4	The executed New York law subscription agreement between the Opinion Party and A.M. Gestió, S.L. dated 30 July 2024.

2.2.5	The executed New York law subscription agreement between the Opinion Party and Orilla Asset Management, S.L. dated 30 July 2024.

2.3	Warrant Agreements

2.3.1	The executed New York law warrant agreement between the Opinion Party and Generac Power Systems, Inc. dated 30 July 2024.

2.3.2	The executed New York law warrant agreement between the Opinion Party and Generac Power Systems, Inc. dated 30 July 2024.

2.4	Debt assignment letter

The executed Spanish law governed debt assignment letter dated 2 July 2024 signed by the Opinion Party, Wall Box Chargers, S.L.U., and the Sellers (as defined therein) (the Debt Assignment Letter).

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2.5	Registration Statement

The amendment to the registration statement on Form F-3 for the registration of the PIPE Shares, Earn-Out Shares and Warrant Shares (excluding any documents incorporated by reference therein or any exhibits thereto), to be filed with the SEC.

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.

1.2

The information recorded in the Current Excerpt is true, accurate and complete on the Relevant Date, save for the information in respect of the issued and paid up share capital of the Opinion Party which has not yet been reflected in the Current Excerpt (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.3	The information recorded in the 2024 Excerpt was true, accurate and complete on the date of the 2024 Board Resolution.

1.4	The information recorded in the 2022 Excerpt was true, accurate and complete on the date of the 2022 Board Resolution.

1.5	The information recorded in the 2021 Excerpt was true, accurate and complete on the date of the Shareholders’ Resolution.

1.6	The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter.

1.7	The Registration Statement will have been filed with the SEC and declared effective pursuant to the Securities Act at the applicable Relevant Date.

2	Incorporation, existence and corporate power

2.1

The Opinion Party has not been dissolved, merged involving the Opinion Party as disappearing entity, demerged, converted, granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed on the list referred to in article 2 (3) of Council Regulation (EC) 2580/2001, listed in Annex I to Council Regulation (EC) 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt and the Checks).

2.2

The Articles are the articles of association (statuten) of the Opinion Party in force on each Relevant Date, on the date of the 2024 Board Resolution and on the date of the 2022 Board Resolution (although not constituting conclusive evidence thereof, this assumption is supported by the contents of its 2024 Excerpt, the 2022 Excerpt and the Current Excerpt).

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2.3

The articles of association as included in the Deed of Incorporation were the articles of association (statuten) of the Opinion Party in force on the date of the Shareholders’ Resolution (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the 2021 Excerpt).

3	Corporate authorisations

3.1

The Resolutions (other than the Shareholders’ Resolution) (a) correctly reflect the resolutions made by the relevant corporate body of the Opinion Party, (b) have been made with due observance of the Articles and any applicable board regulations and (c) are in full force and effect.

3.2

The Shareholders’ Resolution (a) correctly reflects the resolutions made by the relevant corporate body of the Opinion Party, (b) has been made with due observance of the articles of association as included in the Deed of Incorporation and any applicable board regulations and (c) is in full force and effect.

3.3

No member of the management board of the Opinion Party has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Debt Assignment Letter or the Warrant Agreements (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the 2022 Board Resolution and the 2024 Board Resolution).

3.4

No member of the management board of the Opinion Party (other than Mr. F. J. Riberas Mera, Mr. E. Asunción Escorsa and Mr. Paolo Campinoti) has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Subscription Agreements (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the 2024 Board Resolution).

3.5

The Opinion Party has not established, not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the Issuance.

4	Other parties

4.1

Each of the parties to which the PIPE Shares or the Earn-Out Shares have been issued, and each of the parties to which the Warrant Shares will be issued, is validly existing under the laws by which it is purported to be governed on the date of the relevant Deed of Issuance.

4.2

Each of the parties to which the PIPE Shares or the Earn-Out Shares have been issued, and each of the parties to which the Warrant Shares will be issued, has all requisite power and capacity (corporate and otherwise) to execute, and to perform its obligations under the relevant Deed of Issuance and the relevant Deed of Issuance has been duly authorised, executed and delivered by or on behalf of each of the parties to which the PIPE Shares or the Earn-Out Shares have been issued, or each of the parties to which the Warrant Shares will be issued.

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5	Execution

5.1	The Power of Attorney has not been terminated, revoked or declared null and void.

5.2

The authority of the attorney (gevolmachtigde) to enter into the Subscription Agreements and the PIPE Deed of Issuance on behalf of the Opinion Party will not be affected by any rule of law (other than Dutch law) which under The Hague Convention on Agency 1978 applies or may be applied.

6	Validity

Under any applicable laws (other than Dutch law):

(a)

the Subscription Agreements, the Debt Assignment Letter, the Warrant Agreements and each Deed of Issuance constitute the legal, valid and binding obligations of the parties thereto, which are enforceable against those parties in accordance with their terms; and

(b)	the choice of law and submission to jurisdiction made in the Subscription Agreements, the Debt Assignment Letter, the Warrant Agreements and each Deed of Issuance are valid and binding.

7	Issued share capital

7.1	The PIPE Shares and the Earn-Out Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

7.2	The authorised share capital of the Opinion Party immediately preceding the issuance of the PIPE Shares and the Earn-Out Shares allowed for the issuance of the PIPE Shares and the Earn-Out Shares.

7.3	At the time of issuance of the Warrant Shares, the authorised share capital of the Opinion Party allows for the issuance of the relevant number of Warrant Shares.

7.4

The PIPE Shares and the Earn-Out Shares have been placed (geplaatst), validly accepted by the first holders thereof, issued, delivered and subscribed (genomen) and paid for in accordance with the provisions set forth in the Articles, the relevant Deed of Issuance, the Subscription Agreements, and the Debt Assignment Letter.

7.5	The Warrant Shares will be subscribed for and duly accepted by the subscribers thereof on the date of the Warrant Share Deed of Issuance.

7.6	The Warrants have not been cancelled, terminated, revoked or declared null and void.

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8	Regulatory

The PIPE Shares, the Earn-Out Shares and the Warrant Shares will not be offered or sold, directly or indirectly in the Netherlands to persons other than to qualified investors within the meaning of the Prospectus Regulation (EU) 2017/1129.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Powers of attorney

2.1

Each power of attorney or mandate to which Dutch law is applicable, whether or not irrevocable, will terminate by force of law without notice, upon bankruptcy, and will cease to be effective in case of a suspension of payments or in the event of an intervention, recovery or resolution measure. To the extent that the appointment of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

2.2

A power of attorney to which Dutch law is applicable can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the attorney or a third party. A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

3	Accuracy of information

3.1

A shareholders’ register does not provide conclusive evidence that the facts set out therein are correct and complete. However, the management board of a Dutch private or public limited liability company is obliged to regularly update the shareholders’ register.

4	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a PIPE Share, Earn-Out Share or Warrant Share will not by mere reason of being such a holder be subject to calls by the Opinion Party or its creditors for any further payment on such PIPE Share, Earn-Out Share or Warrant Share.

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ANNEX 1

Warrant Share Deed of Issuance

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DEED OF ISSUANCE OF SHARES IN THE CAPITAL OF

WALLBOX N.V.

DATED         .

THE UNDERSIGNED, Wallbox N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (Company).

BACKGROUND:

(A)	Reference is made to the two warrant agreements between the Company and Generac Power Systems, Inc., each dated 30 July 2024 (Warrant Agreements).

(B)

On 24 July 2024, the management board of the Company resolved (Resolution) to (i) grant Generac Power Systems, Inc. rights to subscribe for such number of class A ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class A Shares), with a nominal value of EUR 0.12 each (Subscription Rights), as described in the Resolution (and in the aggregate amounting to up to 13,102,971 Class A Shares), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(C)

The Board has identified the warrant holders (Subscribers and each a Subscriber) exercising their Subscription Rights, resulting in a subscription for - in total - ● Class A Shares, with a nominal value of EUR 0.12 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Warrant Agreements.

(D)

The New Shares are to be delivered in book-entry form to the Subscribers and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

(E)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Warrant Agreements and this deed.

IT IS AGREED as follows:

1	Issuance

1.1

The Company issues the New Shares, with numbering A-● up to and including A-●, to Cede & Co, and Cede & Co accepts the New Shares from the Company by crediting (the relevant broker, dealer and/or agent of) each Subscriber in the book-entry system of The Depository Trust Company as the holder of the respective New Shares, all on the terms set out in the Resolution, the Warrant Agreements and this deed.

deed of issuance	1

1.2	The Company shall register the New Shares in its shareholders’ register in the name of Cede & Co.

1.3	No share certificates shall be issued for the New Shares.

2	Payment on the New Shares

2.1

The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with the Company’s articles of association and shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after payment.

2.2	The New Shares are paid up in full. The Company gives full discharge for the payment made.

2.3	If the Issue Price exceeds the aggregate nominal value of the New Shares, the balance shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

3	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

THIS DEED has been entered into on the date stated at the beginning of this deed.

signature follows

deed of issuance	2

SIGNATURE PAGE DEED OF ISSUANCE

Signed for and on behalf of Wallbox N.V. by,

Name:
Title:

deed of issuance	3